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                                                                     EXHIBIT 3.3

                                   AMENDMENT

                                      TO

                                    BYLAWS

                                      OF

                          CITADEL HOLDING CORPORATION

The Bylaws of Citadel Holding Corporation (the "Corporation") are hereby amended as of the 15th Day of September 1994 to delete the last sentence of Article III,
Section 3, and to replace it with the following sentence:

       The number of directors which shall constitute the whole board shall be five (5).

Except as amended hereby, the Bylaws of the Corporation shall continue in full force and effect.

/s/ James J. Cotter
- - ---------------------------------
James J. Cotter, Chairman


/s/ S. Craig Tompkins
- - ---------------------------------
S. Craig Tompkins, Vice Chairman


/s/ Peter W. Geiger
- - ---------------------------------
Peter W. Geiger, Director


/s/ Alfred Villasenor, Jr.
- - ---------------------------------
Alfred Villasenor, Jr., Director


/s/ Steve Wesson
- - ---------------------------------
Steve Wesson, Director